Exhibit 10.3e

                       CONTRACT OF EMPLOYMENT (EXECUTIVE)

THIS AGREEMENT is made the 18th day of August 2000

BETWEEN : -

(1) YELLOWBUBBLE.COM LIMITED registered office is at 104-106 The Chambers, Chelsea Harbour, London, SW10 0XF ("the Company") and

(2) SIEW SEE LEE of 159 Fulweel Park Avenue, Twickenham, MIDDX TW2 5HD ("the Employee")

IT IS AGREED as follows:

1.       COMMENCEMENT

             The Employment commences/commenced on 10th August 2000. No period of employment with a previous Company or previous period of employment with the Company counts as part of your period of continuous employment.

2.       JOB TITLE

             The Company shall employ the Employee in the capacity of Membership Co-ordinator. In addition to the duties which this job normally entails the Employee may from time to time be required to undertake additional or other duties as necessary to meet the needs of the Company's business.

3.       PLACE OF WORK

             The Employee's place of work shall be 104-106 The Chambers, Chelsea Harbour, London, SW10 0XF or such other place as may be required from time to time by the Company. The Employee will be required to travel in the United Kingdom and abroad as the Company may reasonably require for the proper and efficient discharge of the Employee's duties.

4.       PROBATIONARY PERIOD

4.1 The first three months of the Employee's employment with the Company will be treated as a probationary period. The employment of the Employee may be terminated by the Employee or by the Company on one week's notice in writing at any time during or at the end of this period.



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5.       REMUNERATION

5.1 The Company shall pay the Employee by bank transfer at the rate of (pound)60,000 gross (Sixty Thousand pounds) per annum payable by equal monthly instalments in arrear on or before the last day of each calendar month.

5.2 The Employee shall be entitled to performance related bonus to be determined by the Board.

5.3 Payments shall be subject to deduction of income tax and national insurance contributions due from the Employee and of any other sums which the Employee owes to the Company from time to time.

5.4 The Company shall by way of reimbursement pay to Employee the costs of subscription and registration to all professional bodies, certificates and courses which she is obliged to belong in order to maintain her personal qualifications.

6.       HOURS OF EMPLOYMENT

6.1 The Employee's normal hours of employment shall be from 9.00 am to 5.30 pm on Monday to Friday during which one hour may be taken for lunch.

6.2 The Employee may be required to work such hours outside normal hours of employment as the Company considers necessary to meet the needs of the business. The Employee shall not be entitled to any additional remuneration for such additional hours worked but may at the absolute discretion of the Company be give time off in lieu of such additional hours worked.

7.       HOLIDAYS

7.1 The Employee is entitled in addition to the normal public holidays to take 25 working days as holidays in each Holiday Year and the Employee will be paid his normal basic remuneration during such holidays. The Holiday Year runs from 1st January to 31st December each year.

7.2 If the Employee's employment commences or terminates part way through the holiday year his entitlement to holidays during that year will be assessed on a pro rata basis and deductions from final salary due to the Employee on termination of employment will be made in respect of holidays taken in excess of entitlement.

7.3 Holidays must be taken at times convenient to the Company and sufficient notice of intention to take holiday must be given to the Employee's manager. No more than two weeks holiday may be taken at any one time unless permission is given by the Employee's manager.

7.4 The Employee will be entitled to a payment in lieu of holidays accrued due but untaken as at the date of termination of employment. For the purpose of calculating payments in lieu, a day's pay shall be taken to be the Employee's basic annual salary divided by two hundred and sixty.


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7.5      Holiday  entitlement  may not be carried  forward into another  Holiday
         Year. No payment shall be made by the Company to the Employee in lieu of any part of his holiday entitlement except for payments made on the termination of employment.

8.       SICKNESS

8.1 If the Employee shall at any time be prevented by illness from performing his duties hereunder he shall on demand furnish the Board with evidence of such incapacity and the cause thereof and he shall during such incapacity not exceeding a continuous period of six months be entitled to receive his full remuneration less the amount of any statutory sick pay or other benefit to which the Executive is entitled under social security legislation for the time being in force.

8.2 If the incapacity referred to in clause 8.1 continues after a continuous period of six months any payment to the Employee shall be at the absolute discretion of the Board.

9.       PENSIONS AND OTHER BENEFITS

9.1      There is no pension scheme applicable to the Employee's employment.

9.2 There is not a contracting-out certificate in force in relation to this Employment.

10.      EXPENSES

10.1 The Company will reimburse the Employee in respect of expenses properly incurred by the Employee in the course of his duties upon production by the Employee of appropriate receipts. All claims for expenses must be made within 28 days of the expenditure being incurred.

10.2 Where an Employee is required to use his own vehicle for the purposes of the business of the Company, the Company shall make such contribution to the Employees expenses in respect of the Vehicle as shall be agreed from time to time by the Company.

11.      CONFIDENTIALITY

         The Employee shall not at any time whether before or after the termination of his employment with the Company disclose to any person firm company or organisation whatsoever nor use print nor publish any confidential information, matter or thing relating to the Company or the business thereof except in the proper performance of his duties hereunder or with the prior written consent of the Company or as required by law. For the purposes of this clause, information shall be confidential if it relates to or consists of lists or details of customers, information relating to any process or invention used by the Company, computer codes (whether source or object), computer programs or applications, software specifications, user and/or instruction manuals and/or any other documentation relating to such computer


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         programs or applications,  product lists, price lists, marketing plans, staff and salary details, financial, management and organisational information of the Company and any other matter which is notified to the Employee during the course of his employment as being secret or confidential. For avoidance of doubt, information shall cease to be confidential when it enters the public domain other than through a breach of this Agreement.

12.      INVENTIONS

12.1     For the purpose of this Clause 12 :-

         "Inventions"      means any inventions,  developments, secret formulae,
                           processes,  notations,   improvements,  trade  marks,
                           service  marks,   logos,  trade  names,   copyrights,
                           copyright   works,   moral   rights,   semi-conductor
                           topography rights, designs,  know-how, get-up, plans,
                           drawings,  computer codes (whether source or object),
                           computer  programs  or  applications  (whether or not
                           downloadable),  software  specifications,   websites,
                           compilations, reports, information, databases, models
                           or any other  specifications  or devices of  whatever
                           nature,  which relate to the business and/or products
                           of  the   Company  and  are   invented,   originated,
                           composed, written, discovered, developed, created, generated, devised or otherwise acquired by the Employee on whatever media during the term of his employment with the Company under this Agreement
                           (whether in the course of his employment or otherwise and whether alone or jointly with or in conjunction with any other person or other persons) PROVIDED THAT any Invention to which Section 39 Patents Act 1977 applies shall only be an invention within this definition if the same :

         12.1.1 was made in the course of the normal duties of the Employee or in the course of duties falling outside his normal duties, but specifically assigned to him by the Company, and in either case it was reasonable to expect that the same might result from the execution by the Employee of his duties to the Company under this Agreement; or

         12.1.1 was made in the course of the Employee's duties and at the time of making the same, because of the nature of his duties and the particular responsibilities arising from the nature of his duties, he had a special obligation to further the interests of the Company.

         "Registrable Rights"       means patents, trade marks and service marks
                                    (whether    registered   or   unregistered),
                                    registered designs, pending applications for
                                    any of those rights, accrued goodwill in any
                                    trade  business  or service  names  (whether
                                    registered  or   unregistered),   rights  in
                                    designs,   copyrights,    database   rights,
                                    utility  models  and all  other  similar  or
                                    equivalent   industrial,   intellectual   or
                                    commercial  rights  or  property  subsisting

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                                    under   the   laws   of   each   and   every
                                    jurisdiction  throughout  the world  whether
                                    registered   or  not  and  whether   vested,
                                    contingent  or  future  and all  reversions,
                                    renewals  and   extensions  of  any  of  the
                                    foregoing and all rights under licences, consents, orders, statutues or otherwise in relation to any of the foregoing.

12.2     During the continuance of this Agreement :-

         12.2.1 the entire legal and beneficial interest of the Employee in any Inventions or Registrable Rights shall become the absolute beneficial property of the Company without any payment to the Employee (except to the extent provided in Section 40 Patents Act 1977) other than reimbursement of out-of-pocket expenses and the Employee hereby assigns with full title guarantee by way of future assignment to the Company the whole of his interest in any Inventions and in any Registrable Rights in any such Inventions or Registrable Rights throughout the world including any extensions, renewals or revivals and the right to sue for damages;

         12.2.2 the Employee shall promptly communicate to the Company full particulars of all Inventions and Registrable Rights and, if any of the Inventions is capable of being protected by any Registrable Rights, the Company shall determine whether and where applications shall be made for such Registrable Rights in respect of the same and the Employee shall, until such rights are fully and absolutely vested in the Company, hold the Inventions in trust for the Company and shall not disclose any details of any such Invention or Registrable Rights to any third party;

         12.2.3 all such Registrable Rights shall be applied for and taken out at the Company's expense and in the name of the Company or if the Company shall require in the joint names of the Employee and the Company and the Employee shall concur in applying for the same and shall at the Company's expense prepare all such drawings and specifications models and designs as may be necessary and give every assistance in his power to procure the grant of such Registrable Rights to the Company;

         12.2.4 the Employee will, at the request and expense of the Company, do all acts and execute all documents which may be necessary to give effect to this Clause 12.2 including, without limitation, entering into any action, claim or proceeding and should the Employee be unavailable to do so, the Employee irrevocably appoints the Company to be his attorney in his name and on his behalf to sign execute or do any such instrument or thing and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this Clause 11 and a certificate in writing signed by any Employee or the secretary of the Company in favour of any third party stating that any instrument or act falls within the authority conferred by this Clause 12.2.4 shall be conclusive evidence that such is the case; and


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         12.2.5   the  Employee   waives  all  moral  rights  arising  from  any
                  Inventions or Registrable Rights, so far as the Employee may lawfully do so, in favour of the Company.

13.      TERMINATION OF EMPLOYMENT

13.1 Following the successful completion of the probationary period, the Employment of the Employee may be terminated by either party giving to the other party not less than three months' written notice of termination of employment.

13.2 The Company may terminate the employment of the Employee at any time without notice or payment in lieu of notice in the event of gross misconduct by the Employee.

14.      RESTRICTIONS

14.1 The Employee covenants that he shall not at any time during his employment or for the period of 3 months from the date on which his employment with the Company terminates for whatever reason (hereinafter referred to as "the Termination Date") without the prior written consent of the Company either alone or jointly with or as agent, Employee, manager, consultant, employee or partner of any other person, firm, company or organisation directly or indirectly :

         14.1.1 be engaged or concerned in any business or activity within the United Kingdom which competes directly with any business carried on by the Company at the Termination Date with which business the Employee had been concerned in the performance of his duties under this Agreement during the 12 months immediately preceding the Termination Date;

         14.1.2 in relation to any business carried on by the Company and in competition with the Company canvass, solicit or endeavour to take away from the Company the business or custom of any person, firm, company or organisation who or which was, at the Termination Date or at any time during the 12 months immediately preceding the Termination Date, a customer or client of the Company and with whom or which the Employee shall have come into contact in the performance of his duties under this Agreement during the 12 months immediately preceding the Termination Date;

         14.1.3 in relation to any business carried on by the Company and in competition with the Company deal with any person, firm, company or organisation who or which was, at the Termination Date or at any time during the 12 months immediately preceding the Termination Date, a customer or client of the Company and with whom or which the Employee shall have come into contact in the performance of his duties under this Agreement during the 12 months immediately preceding the Termination Date;

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         14.1.4   solicit  or  endeavour  to entice  away from the  Company  any person who was on the Termination Date a director or a manager of the Company.

14.2 The Employee acknowledges and agrees that the restrictions set out in Clause 14.1 are fair and reasonable in the circumstances and that if any one or more or any part of such restrictions shall be rendered or judged invalid or unenforceable such restriction or part shall be deemed to be severed from this Agreement and such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining restrictions.

14.3 Following termination of this Agreement the Employee shall not falsely represent himself or permit himself to be represented as being in any way connected with or interested in the business of the Company.

15       GRIEVANCE AND DISCIPLINARY PROCEDURES

15.1 The Company deals with grievances in accordance with its grievances procedure a copy of which is available from the Company Secretary. The grievance procedure does not form part of the Employee's terms and conditions of employment.

15.2 A copy of the disciplinary rules and procedure applicable to the Employee's employment are available from the Company Secretary. The disciplinary rules and procedures do not form part of the Employee's terms and conditions of employment.

16.      VARIATION OF TERMS

16.1     This  Agreement  contains   particulars  of  the  Employees  terms  and
         conditions of employment at the date of this agreement.

16.2 The Company reserves the right to vary any of the terms of this agreement upon giving one month's notice of such variation to the Employee.

17.      COLLECTIVE AGREEMENTS

         There are no collective agreements in force affecting the Employee's terms and conditions of employment.

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SIGNED for and on behalf of
Yellowbubble.com Limited :
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SIGNED by the Employee :
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